UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   January 26, 2010

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

As described in CBS Corporation’s press release dated November 5, 2009 announcing earnings for the third quarter ended September 30, 2009, during the fourth quarter of 2009, CBS Corporation realigned its operating segments to more effectively highlight its long-term strategy of investing in content businesses and capitalizing on its strong local presence.  The new operating segments are as follows:

•                  Entertainment (CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Films and CBS Interactive)

•                  Cable Networks (Showtime Networks and CBS College Sports Network)

•                  Publishing (Simon & Schuster)

•                  Local Broadcasting (CBS Television Stations and CBS Radio)

•                  Outdoor (CBS Outdoor).

CBS Corporation is providing in this Current Report supplemental unaudited historical financial information under the new segment presentation for the first three quarters of 2009 and for each of the four quarters and the full year of 2008.  CBS Corporation did not operate under this new segment structure for any of these prior periods and will begin to report results under the new segment structure with the filing of its Annual Report on Form 10-K for the year ended December 31, 2009.  This information is being furnished to allow investors an opportunity to review prior period performance on a comparable basis in advance of the Form 10-K filing.

A copy of the financial information is furnished herewith as Exhibit 99 and is incorporated by reference herein in its entirety.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.          The following Exhibit is furnished as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

99	Supplemental unaudited historical financial information reflecting segment realignments during the fourth quarter of 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

By:	/S/ JOSEPH R. IANNIELLO
	Name:	Joseph R. Ianniello
	Title:	Executive Vice President and Chief Financial Officer

Date: January 26, 2010

Exhibit Index

Exhibit Number	Description of Exhibit

99	Supplemental unaudited historical financial information reflecting segment realignments during the fourth quarter of 2009.